Exhibit 99.1

Manitex International, Inc. Reports First Quarter 2018 Results

Bridgeview, IL, May 9, 2018 — Manitex International, Inc. (Nasdaq: MNTX), a leading international provider of truck and knuckle boom cranes, today announced First Quarter 2018 results. Net revenues for the first quarter were $56.7 million, compared to $40.1 million in the prior year’s period*, and net loss from continuing operations attributable to shareholders of Manitex was $(1.5) million, or $(0.09) per share, compared to a net loss from continuing operations attributable to shareholders of Manitex of $(3.3) million, or $(0.21) per share, in the first quarter of 2017*. Adjusted net income** from continuing operations in the first quarter 2018 was $0.8 million, or $0.05 per share, compared to adjusted net loss of $(2.3) million, or $(0.14) per share, for the first quarter of 2017*.

Highlights (versus prior year, unless otherwise noted):

•	Net revenues of $56.7 million, up 41.3%

•	Adjusted EBITDA** increased to $3.7 million, or 6.5% of sales, from $0.3 million, or 0.8% of sales

•	Adjusted earnings per share** improved to $0.05 compared to an adjusted loss per share of $(0.14)

•	Backlog increased $26 million to $88 million, representing growth of 43% year to date, and 75% from September 30, 2017

•	First quarter book to bill ratio increased to 1.44 vs 1.25 for the fourth quarter of 2017

*

All references in this release to financial results of periods ending prior to the third quarter of 2017 reflect such results as restated pursuant to the recently completed restatement of such periods.

**	Adjusted Numbers are discussed in greater detail and reconciled under “Non-GAAP Financial Measures and Other Items” at the end of this release.

“In the quarter we saw a 41% improvement in sales, driven by strengthening global demand across our product lines and geographies, led by Manitex straight-mast cranes, where we estimate our market share has risen from 39% at the end of last year, to over 50%,” commented David J. Langevin, Chief Executive Officer of Manitex. “Gross margins were closer to our 20%-plus target, but legal and accounting expenses of approximately $1.0 million related to our restatements were a significant drain of earnings and an offset to the benefits of the sales increase and other improvements to margins and produced a net loss for the quarter. A backlog of over $85 million and continued positive order flow in April gives us visibility for higher sales throughout the year, and we’re targeting significant gross and EBITDA margin improvements as well. We are positioned to benefit from manufacturing throughput and efficiency gains, as well as repricing actions already implemented to offset steel cost increases, to get us to sustainable profitability, with EBITDA margins of 10%, likely by the end of the year. Recovery fundamentals in the industrial equipment market and for our company look strong, and we’re working hard to take advantage of the opportunities that are available to us.”

Steve Kiefer, President and Chief Operating Officer of Manitex stated, “During the first-quarter of 2018, we saw an increase in orders, industry activity and market share in each of our key product categories. Our book to bill ratio in the first quarter increased to 1.44 versus 1.25 in the fourth quarter of 2017, and orders for our PM knuckle-boom cranes again represented a significant portion of our growing backlog. From a product and end-market perspective, the recovery in the straight mast crane market strengthened during the first quarter with industry orders reaching a level not observed since the 2012 – 2014 period, and early indications are that the trend is continuing into Q2. We also began initial shipments of the A62 truck mounted aerial work platform and trolley boom loader during the quarter.”

Outlook:

Based on the current visibility and production plans the company anticipates revenues in the second quarter in the range of $60 million to $65 million with EBITDA margins in the range of 8.0% to 8.5%, with sales and margins continuing to expand throughout the year.

Other Matters:

As previously disclosed, the Company has received an inquiry from the SEC requesting certain information in connection with the Company’s recently completed restatement of prior financial statements and is continuing to comply with such request.

Conference Call:

Management will host a conference call at 4:30 PM Eastern Time today to discuss the results with the investment community. Anyone interested in participating in the call should dial 800-289-0438 if calling within the United States or 323-794-2423 if calling internationally. A replay will be available until May 16, 2018, which can be accessed by dialing 844-512-2921 if calling within the United States, or 412-317-6671 if calling internationally. Please use passcode 8829959 to access the replay. The call will additionally be broadcast live and archived for 90 days over the internet with accompanying slides, accessible at the investor relations portion of the Company’s corporate website, www.manitexinternational.com/eventspresentations.aspx.

Non-GAAP Financial Measures and Other Items

Results of operations reflect continuing operations. All per share amounts are on a fully diluted basis. In this press release, Manitex refers to various non-GAAP (U.S. generally accepted accounting principles) financial measures which management uses to evaluate operating performance, to establish internal budgets and targets, and to compare the Company’s financial performance against such budgets and targets. These non-GAAP measures, as defined by the Company, may not be comparable to similarly titled measures being disclosed by other companies. While adjusted financial measures are not intended to replace any presentation included in our consolidated financial statements under generally accepted accounting principles (GAAP) and should not be considered an alternative to operating performance or an alternative to cash flow as a measure of liquidity, we believe these measures are useful to investors in assessing our operating results, capital expenditure and working capital requirements and the ongoing performance of its underlying businesses. The amounts described below are unaudited, are reported in thousands of U.S. dollars, and are as of, for three month period ended March 31, 2018 and March 31, 2017, unless otherwise indicated. A reconciliation of Adjusted GAAP financial measures for the three month periods ended March 31, 2018 and 2017 is included with this press release below and with the Company’s related Form 8-K.

About Manitex International, Inc.

Manitex International, Inc. is a leading worldwide provider of highly engineered specialized equipment including boom truck, truck and knuckle boom cranes. Our products, which are manufactured in facilities located in the USA and Italy, are targeted to selected niche markets where their unique designs and engineering excellence fill the needs of our customers and provide a competitive advantage. We have consistently added to our portfolio of branded products and equipment both through internal development and focused acquisitions to diversify and expand our sales and profit base while remaining committed to our niche market strategy. Our brands include Manitex, PM, O&S, Badger, Sabre, and Valla.

Forward-Looking Statements

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995: This release contains statements that are forward-looking in nature which express the beliefs and expectations of management including statements regarding the Company’s expected results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “will,” “should,” “could,” and similar expressions. Such statements are based on current plans, estimates and expectations and involve a number of known and unknown risks, uncertainties and other factors that could cause the Company’s future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. These factors and additional information are discussed in the Company’s filings with the Securities and Exchange Commission and statements in this release should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results. Forward- looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Company Contact

Manitex International, Inc. David Langevin Chairman and Chief Executive Officer (708) 237-2060 dlangevin@manitex.com	Darrow Associates Inc. Peter Seltzberg, Managing Director Investor Relations (516) 419-9915 pseltzberg@darrowir.com

MANITEX INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	March 31, 2018	December 31, 2017
	Unaudited	Unaudited
ASSETS
Current assets
Cash	$2,177	$5,014
Cash - restricted	325	352
Marketable equity securities	7,841	—
Trade receivables (net)	49,645	46,633
Other receivables	3,462	1,946
Inventory (net)	64,168	54,360
Prepaid expense and other	2,743	2,017

Total current assets	130,361	110,322

Total fixed assets, net of accumulated depreciation of $13,624 and $12,921 for March 31, 2018 and December 31, 2017, respectively	21,898	22,038
Intangible assets (net)	30,847	31,014
Goodwill	44,359	43,569
Equity investment in ASV Holdings, Inc.	—	14,931
Other long-term assets	1,473	1,475
Deferred tax asset	1,839	1,839

Total assets	$230,777	$225,188

LIABILITIES AND EQUITY
Current liabilities
Notes payable	$25,877	$29,131
Current portion of capital lease obligations	388	378
Accounts payable	45,875	35,386
Accounts payable related parties	92	1,331
Accrued expenses	9,842	10,070
Customer deposits	2,622	2,242
Other current liabilities	259	890

Total current liabilities	84,955	79,428

Long-term liabilities
Revolving term credit facilities	12,480	12,893
Notes payable (net)	28,042	26,656
Capital lease obligations, (net of current portion)	5,382	5,483
Convertible note related party (net)	7,043	7,005
Convertible note (net)	14,365	14,310
Deferred gain on sale of property	937	969
Deferred tax liability	3,381	3,384
Other long-term liabilities	4,120	4,215

Total long-term liabilities	75,750	74,915

Total liabilities	160,705	154,343

Commitments and contingencies
Equity
Preferred Stock—Authorized 150,000 shares, no shares issued or outstanding at March 31, 2018 and December 31, 2017	—	—

Common Stock—no par value 25,000,000 shares authorized, 16,668,986 and 16,617,932 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	98,081	97,661
Paid in capital	2,458	2,802
Retained deficit	(30,068)	(28,583)
Accumulated other comprehensive loss	(399)	(1,035)

Equity attributable to shareholders of Manitex International, Inc.	70,072	70,845

Total equity	70,072	70,845

Total liabilities and equity	$230,777	$225,188

MANITEX INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for share and per share amounts)

	Three Months Ended March 31,
	2018	2017
	Unaudited	Unaudited
Net revenues	$56,675	$40,119
Cost of sales	45,575	32,727

Gross profit	11,100	7,392
Operating expenses
Research and development costs	652	687
Selling, general and administrative expenses	9,986	8,941

Total operating expenses	10,638	9,628

Operating income (loss)	462	(2,236)
Other (expense) income
Interest expense:
Interest expense	(1,553)	(1,208)
Change in fair value of securities held	187	—
Foreign currency transaction loss	(119)	(83)
Other (loss) income	(354)	273

Total other expense	(1,839)	(1,018)

Income (loss) before income taxes and income (loss) in equity interest from continuing operations	(1,377)	(3,254)
Income tax expense (benefit) from continuing operations	(301)	171
Loss on equity investments (including loss on sale of shares)	(409)	—

Net loss from continuing operations	(1,485)	(3,425)
Discontinued operations
Loss from operations of discontinued operations	—	232
Income tax benefit	—	(19)

Loss from discontinued operations	—	251

Net loss	(1,485)	(3,174)

Net income attributable to noncontrolling interest from discontinued operations	—	(114)

Net loss attributable to shareholders of Manitex International, Inc.	$(1,485)	$(3,288)

Earnings (loss) Per Share
Basic
Earnings (loss) from continuing operations attributable to shareholders of Manitex International, Inc.	$(0.09)	$(0.21)
Loss from discontinued operations attributable to shareholders of Manitex International, Inc.	$—	$0.01
Net earnings (loss) attributable to shareholders of Manitex International, Inc.	$(0.09)	$(0.20)
Diluted
Earnings (loss) from continuing operations attributable to shareholders of Manitex International, Inc.	$(0.09)	$(0.21)
Loss from discontinued operations attributable to shareholders of Manitex International, Inc.	$—	$0.01
Net earnings (loss) attributable to shareholders of Manitex International, Inc.	$(0.09)	$(0.20)
Weighted average common shares outstanding
Basic	16,666,937	16,559,343
Diluted	16,666,937	16,559,343

Reconciliation of GAAP Operating Income (Loss) from Continuing Operations to Adjusted EBITDA (in thousands)

	Three Months Ended
	March 31, 2018	March 31, 2017
Operating income (loss)	$462	($2,236)
Adjustments related to restatement, restructuring, tradeshow, restricted stock, and other expenses	1,942	1,019
Adjusted operating income (loss)	2,404	(1,217)
Depreciation and amortization	1,293	1,523
Adjusted EBITDA	$3,697	$306
Adjusted EBITDA % to sales	6.5%	0.8%

Reconciliation of GAAP Net Income (Loss) From Continuing Operations Attributable to Shareholders of Manitex International to Adjusted Net Income (Loss) From continuing Operations Attributable to Shareholders of Manitex International (in thousands)

	Three Months Ended
	March 31, 2018	March 31, 2017
Net Income (Loss) from continuing operations attributable to shareholders	($1,485)	($3,425)
Adjustments related to restatement, restructuring, tradeshow, restricted stock, foreign exchange, and other expenses	2,273	1,102
Adjusted Net Income (Loss) from continuing operations attributable to shareholders	788	(2,323)
Weighted diluted shares outstanding	16,666,937	16,559,343
Diluted (loss) per share attributable to shareholders as reported	($0.09)	($0.21)
Total EPS effect	$0.14	$0.07
Adjusted diluted income (loss) per share attributable to shareholders	$0.05	($0.14)

Foreign Exchange, Restatement, Restructuring, Restricted Stock and other Expenses

	Three Months Ended
Pre-tax adjustments	March 31, 2018	March 31, 2017
Restatement expenses	$1,197	—
Foreign exchange	119	83
Trade show expenses (tri-annual only)	—	517
Restructuring	580	273
Restricted stock	123	229
Loss on equity investment (incl. sale of shares), change in fair market value of securities, and other expenses	617
Total	$2,636	$1,102

Backlog from Continuing Operations

Backlog is defined as purchase orders that have been received by the Company. The disclosure of backlog aids in the analysis of the Company’s customers’ demand for product, as well as the ability of the Company to meet that demand. Backlog is not necessarily indicative of sales to be recognized in a specified future period.

	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Backlog	$87,860	$61,530	$50,281	$47,554	$51,237
Change Versus Current Period		42.8%	74.7%	84.8%	71.5%

Net Debt is calculated using the Condensed Consolidated Balance Sheet amounts for current and long term portion of long term debt, capital lease obligations, notes payable, convertible notes and revolving credit facilities minus cash.

	March 31, 2018	December 31, 2017
Cash	$2,502	$5,366

Notes payable - short term	$25,877	$29,131
Current portion of capital leases	388	378
Revolving term credit facilities	12,480	12,893
Notes payable - long term	28,042	26,656
Capital lease obligations	5,382	5,483
Convertible notes	21,408	21,315
Total debt	$93,577	$95,856
Net Debt	91,075	90,490